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                                                                      EXHIBIT 23

                                    CONSENT


We have issued our report dated February 5, 1999 accompanying the consolidated financial statements of Motor Cargo Industries, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We consent to the incorporation by reference in Registration Statement No. 333-62577 on Form S-8 of the aforementioned report.


/s/ GRANT THORNTON LLP
Salt Lake City, Utah
March 23, 1999